Exhibit 99.2

VIA PHARMACEUTICALS, INC.

(A Development Stage Company)

CONDENSED BALANCE SHEETS—UNAUDITED

AS OF MARCH 31, 2007 AND DECEMBER 31, 2006

	March 31, 2007	December 31, 2006
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,542,531	$3,337,360
Prepaids and other assets	156,312	111,107

Total current assets	4,698,843	3,448,467

PROPERTY AND EQUIPMENT—Net	267,786	182,309

OTHER ASSETS	95,319	95,644

TOTAL	$5,061,948	$3,726,420

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$1,826,472	$150,384
Accrued expenses and other liabilities	1,759,877	1,161,307
Interest payable	—	279,111
Capital lease obligation	2,806	2,696
Short term convertible notes payable	—	8,000,000

Total current liabilities	3,589,155	9,593,498
Capital lease obligation	1,307	2,051
Deferred rent	4,776	4,776

Total liabilities	3,595,238	9,600,325

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY (DEFICIT):
Common stock, $0.001 par value—150,000,000 shares authorized; 2,051,041 and 1,197,250 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	2,051	1,197
Preferred stock—Series A, $0.001 par value—50,000,000 shares authorized; 18,226,942 and 8,702,498 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	18,227	8,703
Additional paid-in capital	26,233,632	12,619,644
Accumulated other comprehensive income	14,619	12,582
Deficit accumulated in the development stage	(24,801,819)	(18,516,031)

Total shareholders’ equity (deficit)	1,466,710	(5,873,905)

TOTAL	$5,061,948	$3,726,420

See notes to the condensed financial statements.

VIA PHARMACEUTICALS, INC.

(A Development Stage Company)

CONDENSED STATEMENTS OF OPERATIONS—UNAUDITED

THREE MONTH PERIOD ENDED MARCH 31, 2007 AND 2006 AND FOR THE PERIOD

FROM JUNE 14, 2004 (DATE OF INCEPTION) TO MARCH 31, 2007

	Three months ended March 31, 2007	Three months ended March 31, 2006	Period From June 14, 2004 (Date of Inception) to March 31, 2007
REVENUES:
Service revenues	$—	$—	$—
Cost of revenues	—	—	—

Net service revenues	—	—	—

OPERATING COSTS AND EXPENSES:
Research and development	3,189,663	1,357,355	15,568,862
General and administration	3,084,061	552,966	8,417,441

Total operating costs and expenses	6,273,724	1,910,321	23,986,303

OPERATING LOSS	(6,273,724)	(1,910,321)	(23,986,303)

OTHER INCOME (EXPENSE)
Interest income	49,086	9,926	185,883
Interest expense	(55,292)	(218,683)	(994,162)
Other expense	(5,858)	—	(7,237)

Total other income (expense)	(12,064)	(208,757)	(815,516)

NET LOSS	$(6,285,788)	$(2,119,078)	$(24,801,819)

Loss per share of common stock—basic and diluted	$(4.90)	$(1.85)	$—

Weighted average shares outstanding—basic and diluted	1,284,096	1,145,656	—

See notes to the condensed financial statements.

VIA PHARMACEUTICALS, INC.

(A Development Stage Company)

CONDENSED STATEMENTS OF CASH FLOWS—UNAUDITED

FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2007 AND 2006 AND FOR THE PERIOD

FROM JUNE 14, 2004 (DATE OF INCEPTION) TO MARCH 31, 2007

	Three months ended March 31, 2007	Three months ended March 31, 2006	Period From June 14, 2004 (Date of Inception) to March 31, 2007
OPERATING ACTIVITIES:
Net loss	$(6,285,788)	$(2,119,078)	$(24,801,819)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	20,012	10,342	88,320
Change in unrealized gain on foreign currency hedge	2,037		14,619
Stock compensation expense	247,822	13,450	690,143
Deferred rent	—		4,776
Changes in assets and liabilities:
Prepaids and other assets	(45,205)	53,742	(253,339)
Accounts payable	1,672,827	25,177	1,823,211
Accrued expenses and other liabilities	598,571	(894,143)	1,859,878
Interest payable	55,111	218,686	992,722

Net cash used in operating activities	(3,734,613)	(2,691,824)	(19,581,489)

INVESTING ACTIVITIES:
Purchase of property and equipment	(101,905)	(74,499)	(338,166)

Net cash used in investing activities	(101,905)	(74,499)	(338,166)

FINANCING ACTIVITIES:
Proceeds from convertible promissary notes	5,000,000	3,200,000	24,425,000
Capital lease payments	(634)	(740)	(7,860)
Issuance of common stock			1,000
Exercise of common stock options	42,323	—	44,046

Net cash provided by financing activities	5,041,689	3,199,260	24,462,186

INCREASE IN CASH AND CASH EQUIVALENTS	1,205,171	432,937	4,542,531

CASH AND CASH EQUIVALENTS—Beginning of period	3,337,360	442,867	—

CASH AND CASH EQUIVALENTS—End of period	$4,542,531	$875,804	$4,542,531

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:

Interest on convertible debt converted to notes payable	$334,222	$366,588

Conversion of notes to preferred stock Series A	$13,334,222	$12,183,500

See notes to the condensed financial statements.

VIA Pharmaceuticals, Inc.

NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization—VIA Pharmaceuticals, Inc. (a development stage company) (the “Company”), was incorporated in Delaware on June 14, 2004. The Company is a biotechnology company focused on the development of compounds for the treatment of cardiovascular disease. The Company is building a pipeline of small-molecule drugs that target inflammation in the blood vessel wall, an underlying cause of atherosclerosis and its complications, including heart attack and stroke. Through March 31, 2007, the Company has been primarily engaged in developing initial procedures and product technology, recruiting personnel, screening and in-licensing of target compounds, clinical trial activity, and raising capital. The Company is organized and operates as one operating segment.

On March 21, 2006, the Company formed VIA Pharma UK Limited, a private corporation, in the United Kingdom to enable clinical trial activities in Europe. VIA Pharma UK Limited did not engage in operations from June 14, 2004 (date of inception) through March 31, 2007.

Significant Risks and Uncertainty—As a development stage company, with no commercial operating history, the Company is subject to all of the risks and expenses inherent in the establishment of a new business enterprise. To address these risks and expenses, the Company must, among other things, respond to competitive developments, attract, retain, and motivate qualified personnel and support the expense of marketing new products based on innovative technology. To date, the Company has incurred expenses in research and development activities without generating any revenues to offset those expenses and the Company does not expect to generate revenues in the near future. As a result, the Company has incurred losses and negative cash flow from operating activities from inception, and as of March 31, 2007, the Company had accumulated net losses of $24,801,819.

The Company’s ability to meet its obligations in the ordinary course of business is dependent upon its ability to establish profitable operations and raise additional financing through public or private equity financing, collaborative or other arrangements with corporate sources or other sources of financing, the availability of which cannot be assured. On June 5, 2007, the Company consummated a merger with Corautus Genetics Inc. (“Corautus”) that provided an influx of cash of approximately $11.2 million to cover existing obligations and provide operating cash flows (see Note 3). However, Corautus is also a development stage company and does not generate revenues from its operations. Furthermore, there can be no assurances that the additional cash will be sufficient to fund future operations or cash needs of the Company.

As such, there are substantial doubts that the Company will be able to continue as a going concern and, therefore, may be unable to realize its assets and discharge its liabilities in the normal course of business. The unaudited interim condensed financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or to amounts and classifications of liabilities that may be necessary should the entity be unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The accompanying unaudited interim condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information, in accordance with the instructions to Form 10-Q of Regulations S-X, with Statement of Financial Accounting Standards (“SFAS”) No. 7, Accounting and Reporting by Development Stage Enterprises, and assume the Company will continue as a going concern. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The unaudited interim condensed financial statements have been prepared on the same basis as the annual financial statements as discussed below.

In the opinion of the Company’s management, the accompanying unaudited interim condensed financial statements contain all adjustments, consisting of a normal and recurring nature, necessary for the fair presentation of the interim condensed financial statements. The results of operations for any interim period are not necessarily indicative of the results to be expected for the full year or any subsequent interim period. Further, the preparation of interim condensed financial statements requires management to make estimates and assumptions that affect the recorded amounts reported therein. Actual results could differ from those estimates. A change in facts or circumstances surrounding the estimate could result in a change to estimates and impact futures operating results.

The unaudited interim condensed financial statements and related disclosures have been prepared with the presumption that users of the interim financial statements have read or have access to the audited financial statements of the preceding fiscal year. Accordingly, these financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2006 included as Exhibit 99.1 within this 8K/A filing.

Accounting For Uncertainty in Income Taxes—In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109,” which clarifies the accounting for uncertainty in tax positions. FIN 48 seeks to reduce the diversity in practice associated with certain aspects of measurement and recognition in accounting for income taxes. In addition, FIN 48 provides guidance on de-recognition, classification, interest and penalties, and accounting in interim periods and requires expanded disclosure with respect to the uncertainty in income taxes. FIN 48 requires that the Company recognize in its financial statements the impact of a tax position if that position is more likely than not to be sustained on audit, based on the technical merits of the position. The Company adopted the provisions of FIN 48 as of January 1, 2007, with the cumulative effect of the change in accounting principle to have been recorded as an adjustment to opening retained earnings if there had been any (there were none). At the adoption date and as of March 31, 2007, the Company did not have any unrecognized tax benefits and no adjustments to liabilities or operations were required.

New Accounting Pronouncements—In September 2006, SFAS No. 157, Fair Value Measurements (“SFAS 157”), was issued which defines fair value, establishes guidelines for measuring fair value, and expands disclosures regarding fair value measurements. SFAS 157 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS 157 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of SFAS 157, but does not expect that its adoption will have a material impact on the Company’s financial position, results of operations, or cash flows.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, (“ SFAS 159” ). SFAS 159 establishes a fair value option under which entities can elect to report certain financial assets and liabilities at fair value, with changes in fair value recognized in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of SFAS 159.

Earnings (Loss) Per Share of Common Stock—Basic earnings (loss) per share of common stock is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share of common stock is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive shares of common stock equivalents outstanding during the period.

The following table presents the calculation of basic and diluted net loss per common share:

	Three months ended
	March 31, 2007	March 31, 2006
Net loss	$(6,285,788)	$(2,119,078)

Basic and diluted net loss per share:
Weighted-average shares of common stock outstanding	1,942,579	1,145,656
Less: Weighted-average shares of common stock subject to repurchase	(658,483)	—

Weighted-average shares used in computing basic net loss per share	1,284,096	1,145,656
Dilutive effect of common share equivalents	—	—

Weighted-average shares used in computing diluted net loss per share	1,284,096	1,145,656

Basic net loss per share	$(4.90)	$(1.85)

Diluted net loss per share	$(4.90)	$(1.85)

Diluted earnings/(loss) per share of common stock reflects the potential dilution that could occur if options or warrants to issue shares of common stock were exercised, or shares of preferred stock were converted into shares of common stock. The following table details potentially dilutive shares of common stock equivalents that have been excluded from diluted net loss per share for the three month period ended March 31, 2007 and 2006 because their inclusion would be anti-dilutive:

	Three months ended
	March 31, 2007	March 31, 2006
Convertible preferred stock and options:
Shares of common stock subject to outstanding options	994,584	728,000
Shares of common stock subject to conversion from Series A preferred stock	18,226,942	—

Total shares of common stock equivalent	19,221,526	728,000

Comprehensive Income (Loss)—Comprehensive income (loss) generally represents all changes in stockholders’ equity except those resulting from investments or contributions by stockholders. Amounts reported in other comprehensive income include derivative financial instruments designated and effective as hedges of underlying foreign currency denominated transactions. The following table presents the calculation of total comprehensive income (loss) for the three months ended March 31, 2007 and 2006:

	Three months ended March 31, 2007	Three months ended March 31, 2006
Net loss	$(6,285,788)	$(2,119,078)
Unrealized gains from foreign currency hedges	2,037	—

Total comprehensive loss	$(6,283,751)	$(2,119,078)

Derivative Instruments - From time to time, the Company uses derivatives to manage its market exposure to fluctuations in foreign currencies. The Company records these derivatives on the balance sheet at fair value in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”. To receive hedge accounting treatment, all hedging relationships are formally documented at the inception of the hedge and the hedges must be highly effective in offsetting changes to future cash flows on hedged transactions. For derivative instruments that are designated and qualify as a cash flow hedge (i.e., hedging the exposure to variability in expected future cash flows that is attributable to a particular risk), the effective portion of the gain or loss on the derivative instrument is reported as a component of other comprehensive income (loss) and in the Company’s statement of operations in the same period or periods during which the hedged transaction affects earnings. The gain or loss on the derivative instruments in excess of the cumulative change in the present value of future cash flows of the hedged transaction, if any, is recognized in the Company’s statement of operations during the period of change. The Company does not use derivative instruments for speculative purposes.

The Company recorded a net gain of $822 and $0 and a loss of $10,545 in other income/(expense) in the condensed statement of operations relating to hedging transactions for the three month period ended March 31, 2007 and 2006, and for the period from June 14, 2004 (inception) to March 31, 2007, respectively. Net unrealizable gain remaining in other accumulated comprehensive income (loss) was $14,619 and $12,582 at March 31, 2007 and December 31, 2006, respectively. These amounts represent the intrinsic value of the Company’s cash flow hedge contracts that were still open at March 31, 2007 and December 31, 2006. The Company did not enter into any hedge transactions prior to 2006.

3. MERGER WITH CORAUTUS

On June 5, 2007, the Company completed a merger with Corautus pursuant to which the Company became a wholly owned subsidiary of Corautus. Immediately following the closing of the merger on June 5, 2007, the Company was merged with and into Corautus, pursuant to which Corautus continued as the surviving corporation (the “Parent-Subsidiary Merger”). Immediately following the Parent-Subsidiary Merger, Corautus changed its name to “VIA Pharmaceuticals, Inc.”

The merger will be accounted for as a reverse acquisition in accordance with GAAP. Under this method of accounting, Corautus is treated as the “acquired” company for financial reporting purposes. On June 5, 2007, Corautus had approximately $11.2 million of cash. Under the terms of the merger agreement, this level of cash entitled the Company’s stockholders to retain control of the combined company and, as of the closing of the merger, holders of the Company’s equity securities owned 77.78% of the capital stock of the combined company (on a fully diluted basis). Immediately following the merger, the Board of Directors of the combined company consisted of seven directors, three of whom were directors of the Company, one of whom was a director of Corautus and three of whom were designated by the Company prior to the closing of the merger. In addition, the Company’s senior management team now manages the operations of the combined company. In accordance with guidance applicable to these circumstances, the merger was considered to be a capital transaction in substance. Accordingly, for accounting purposes, the merger was treated as the equivalent of the Company issuing stock for the net assets of Corautus. The net assets of Corautus were stated at fair value, which approximates historical cost, with no goodwill or other intangible assets recorded. The Company’s deficit accumulated in the development stage was carried forward after the merger.

4. STOCK-BASED COMPENSATION

On January 1, 2006, the Company adopted the provisions of, and accounted for stock-based compensation in accordance with SFAS No. 123R, Share-Based Payment which replaced SFAS 123, Accounting for Stock-Based Compensation (“SFAS 123R”) which supersedes Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”). Under the fair value recognition provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the requisite service period, which is the vesting period. The Company elected the modified-prospective method, under which prior periods are not revised for comparative purposes. The valuation provisions of SFAS 123R apply to new grants and to grants that were outstanding as of the effective date and are subsequently modified. Estimated compensation for grants that were outstanding as of the effective date are now being recognized over the remaining service period using the compensation cost estimated for the SFAS 123 pro forma disclosures.

The Company uses the Black-Scholes option pricing model to estimate the fair value of stock-based awards under SFAS 123R. The determination of the fair value of stock-based awards on the date of grant using an option-pricing model is affected by the value of the Company’s stock price as well as assumptions regarding a number of complex and subjective variables. These variables include expected stock price volatility over the term of the awards, actual and projected employee stock option exercise behaviors, risk-free interest rate and expected dividends.

As of March 31, 2007, the Company was a privately held company and its common stock was not publicly traded. As such, the fair value of the Company’s stock for 2007 and 2006 option grants, and related stock-based compensation expense, has been determined based upon on the February 22, 2007 quoted stock price of Corautus, a publicly traded company that the Company merged with on June 5, 2007 (see Note 3). The Company has taken the public shares that were issued in connection with the merger, the anticipated exchange ratio as of that date for the Company’s shares of common stock and Corautus common stock, and has applied a 10% discount to determine fair value of the Company’s common stock for 2007 and 2006 option grants of $2.19 per share. The stock-based compensation computed under this methodology is then expensed as the underlying options vest.

The Company believes a 10% discount from the trading price of Corautus’ common stock on February 22, 2007 is appropriate in determining the fair value of the Company’s common stock underlying stock options granted in 2007 and 2006 on the date of grant for the following reasons. Prior to June 5, 2007, the Company was a privately held company, and as such, had lower marketability than the securities of a publicly traded company. Accordingly, the Company believes it is appropriate to adjust for the marketability difference by using a discount factor. When determining the amount of its stock-based compensation for option grants in 2007 and 2006 in connection with the Company’s unaudited interim condensed financial statements for the three month period ended March 31, 2007 and the Company’s financial statements for the year ended December 31, 2006, the trading price of Corautus’ common stock on February 22, 2007 ($.44) was believed to be the best indicator of the fair market value of the Company’s stock as of that date given the merger transaction with Corautus. The Company applied a 10% discount factor to Corautus’ stock price because it believed that the fair market value of the Company’s common stock on the 2007 and 2006 option grant dates was less than the fair market value as of February 22, 2007, primarily due to the fact that the Company had not engaged in substantive discussions with Corautus as of those dates and real uncertainty existed at that time as to whether a merger transaction or other financing activity would be consummated. In addition, in determining the discount factor the Company considered a number of other variables including, the prospects for liquidity and the expectations of a market in the future. Because quoted market prices are unavailable in the case of privately issued securities such as the Company, under APB No. 25 the best estimate of market value should be used to measure compensation. Accordingly, the Company believes that the use of a marketability discount in valuing its privately issued securities is not inconsistent with APB No. 25 and that a 10% discount factor was appropriate to determine the fair market value of the Company’s stock as of the dates of grant. During the three month period ended March 31, 2007, there were no further stock option grants issued after February 22, 2007.

The Company estimates the expected term of options granted by taking the average of the vesting term and the contractual term of the option. The Company estimates volatility of the common stock by using an average of selected peer group volatility. The Company used peer group calculated volatility as the Company is a development stage company with limited stock price history from which to forecast stock price volatility. The risk-free interest rates used in the valuation model are based on U.S. Treasury issues with remaining terms similar to the expected term on the options. The Company does not anticipate paying any dividends in the foreseeable future and therefore used an expected dividend yield of zero.

The Company determined that an estimated forfeiture rate of five percent is sufficient to conservatively exclude future forfeitures in the determination of option fair value. The Company’s limited historical information precludes us from using actual forfeiture rates. In the future, the Company will monitor actual forfeiture experience, and will periodically update forfeiture estimates based on actual experience.

The assumptions used to value option grants for the year ended March 31, 2007 and December 31, 2006 are as follows:

	March 31, 2007	December 31, 2006
Expected life from grant date	5.00-6.11	5.06-6.11
Expected volatility	67%-82%	67%-82%
Risk free interest rate	3.79%-4.64%	3.79%-4.64%
Dividend yield	—	—

The following table summarizes stock-based compensation expense related to employee stock options under SFAS No. 123(R) for the three month period ended March 31, 2007 and 2006, and for the period from inception (June 14, 2004) through March 31, 2007, which was included in the statements of operations in the following captions:

	Three months ended March 31, 2007	Three months ended March 31, 2006	Period from inception (June 14, 2004) through March 31, 2007
Research and development expense	$91,205	$12,942	$339,172
General and administrative expense	156,617	401	343,487

Total	$247,822	$13,343	$682,659

5. RESEARCH AND DEVELOPMENT

The following reflects the breakdown of the Company’s research and development expenses generated internally versus externally for the three months ended March 31, 2007 and 2006, and for the period from inception (June 14, 2004) through March 31, 2007:

	Three months ended March 31, 2007	Three months ended March 31, 2006	Period from inception (June 14, 2004) thru March 31, 2007
Externally generated research and development expense	$2,704,818	$1,078,464	$12,327,217
Internally generated research and development expense	484,845	278,891	3,241,645

Total research and development expense	$3,189,663	$1,357,355	$15,568,862

Externally generated research and development expenses consist primarily of the following:

	Three months ended March 31, 2007	Three months ended March 31, 2006	Period from inception (June 14, 2004) thru March 31, 2007
Externally generated research and development expense:
In-licensing expenses	$1,600,000	$10,000	$4,600,000
Clinical Research Organization (CRO) expenses	498,107	—	1,707,093
Consulting expenses	238,974	558,357	3,114,025
Other	367,737	510,107	2,906,099

Total research and development expense	$2,704,818	$1,078,464	$12,327,217

Internally generated research and development expenses consist primarily of the following:

	Three months ended March 31, 2007	Three months ended March 31, 2006	Period from inception (June 14, 2004) thru March 31, 2007
Internally generated research and development expense:
Payroll and payroll related	$343,732	$224,075	$2,391,590
Stock-based compensation	91,205	12,942	339,171
Travel and entertainment	49,430	41,874	468,936
Other	478	—	41,948

Total research and development expense	$484,845	$278,891	$3,241,645

6. FINANCING ARRANGEMENTS

On April 24, 2006, the Company issued a short-term 8% convertible promissory note for $3,000,000 to a primary investor. On September 18, 2006, the Company amended the note to increase the aggregate principal amount outstanding thereunder from $3,000,000 to up to $13,000,000. Concurrently therewith, the noteholder advanced an additional $5,000,000 to the Company, which together with the existing $3,000,000 principal amount advanced, represented an aggregate principal amount advanced to the Company at December 31, 2006. The note was secured by the assets of the Company, provided for conversion of the notes based on contingent future financings and allowed for optional conversion by the note holder at a mutually agreed upon price at time of conversion.

On February 7, 2007, the Company received $5,000,000 in additional borrowings under the note. Immediately following, the Company converted the previously issued notes and $334,222 of unpaid accrued interest into $13,334,222 of Series A Convertible Preferred Stock.

The Company evaluated the modifications or exchanges of debt described above in accordance with the provisions of EITF 96-19: “Debtor’s Accounting for a Modification or Exchange of Debt Instruments” and determined that no gains or losses should be reflected in the unaudited interim condensed statements of operations.

7. EQUITY

On March 31, 2006, the Company amended and restated its Certificate of Incorporation and increased its authorized stock to include 150,000,000 shares of common stock and 50,000,000 shares of preferred stock each at a par value $0.001 per share. Significant components of the Company’s stock are as follows:

Common Stock—The Company’s authorized common stock was 150,000,000 shares as of March 31, 2007 and December 31, 2006, respectively. Common stockholders are entitled to dividends if and when declared by the Board of Directors, subject to preferred stockholder dividend rights. At March 31, 2007 and December 31, 2006, the Company had reserved the following shares of common stock for issuance:

(in shares)	March 31, 2007	December 31, 2006
Convertible preferred stock	50,000,000	50,000,000
2004 Stock options plan	3,150,000	3,150,000

Total minimum lease payments	53,150,000	53,150,000

Convertible Preferred Stock—The Company’s authorized preferred stock was 50,000,000 shares as of December 31, 2006. On March 31, 2006, the Company issued 8,702,498 shares of Series A Convertible Preferred Stock, par value $0.001 per share, in exchange for $12,183,500 of outstanding convertible promissory notes, related interest and accrued compensation due to an officer of the Company. On February 2, 2007, the Company issued 9,524,444 shares of Series A Convertible Preferred Stock, par value $0.001 per share, in exchange for $13,334,222 of outstanding convertible promissory notes and related interest.

Stock Option Plan—In 2004, the Board of Directors adopted the 2004 Stock Option Plan (the “Plan”). Under the Plan, up to 1,150,000 shares of the Company’s common stock, in the form of both incentive and non-qualified stock options, may be granted to eligible employees, directors, and consultants. In September 2006, the Board authorized an increase of 2,000,000 shares to the Plan for a total of 3,150,000 authorized shares available for grant from the Plan.

The Plan provides that grants of incentive stock options will be made at no less than the estimated fair value of the Company’s common stock, as determined by the Board of Directors at the date of grant. If, at the time the Company grants an option, the holder owns more than ten percent of the total combined voting power of all the classes of stock of the Company, the option price shall be at least 110% of the fair value. Vesting and exercise provisions are determined by the Board of Directors at the time of grant. Option vesting ranges from immediate and full vesting to four year vesting (twenty-five percent of the shares one year after the options’ vesting commencement date and the remainder vesting ratably each month.) Options granted under the Plan have a maximum term of ten years. Options can only be exercised upon vesting, unless the option specifies that the shares can be early exercised. The Company retains the right to repurchase exercised and unvested shares.

The Company had 1,204,375 and 1,298,375 shares available for future grants as of March 31, 2007 and December 31, 2006, respectively.

A summary of option activity for the three month period ended March 31, 2007 under the Plan is as follows:

	Number of Shares	Weighted Average Exercise Price
Outstanding—December 31, 2006	1,754,375	0.03
Granted	94,000	0.05
Exercised	(853,791)	0.05
Canceled	—	—

Outstanding—March 31, 2007	994,584	$0.02

A total of 768,625 shares of the 853,791 options exercised during the three month period ended March 31, 2007 were exercised before the shares were vested. As of March 31, 2007, 749,121 of the issued shares remain unvested.

The following table summarizes information concerning outstanding and exercisable options outstanding at March 31, 2007:

	Options Outstanding			Options Vested or Expected to Vest			Options Exercisable
Range of Exercise Prices	Number of Options Outstanding	Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable or Expected to Vest	Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$ 0.01	718,834	8.19	$0.01	686,992	8.19	$0.01	469,979	$0.01
$ 0.05	275,750	9.50	$0.05	261,963	9.50	$0.05	71,341	$0.05

$ 0.01-$0.05	994,584	8.55	$0.02	948,955	8.55	$0.02	541,320	$0.02

The weighted average fair value of options granted was $2.19 during the three month period ended March 31, 2007.